United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 24, 2024

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6201 Fairview Road, Suite 225 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 972-0209

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2024, Cheetah Net Supply Chain Service Inc., a North Carolina corporation (the “Corporation”), entered into a stock purchase agreement (the “Agreement”) with Edward Transit Express Group Inc., a California corporation (“Edward”), and Juguang Zhang, Edward’s sole stockholder (the “Seller”). Pursuant to the Agreement, the Corporation agreed to acquire 100% of the equity interests in Edward from the Seller (the “Acquisition”). The consideration for the Acquisition includes a cash payment of $300,000 and the issuance of Corporation’s Class A common stock, valued at $1,200,000 (the “Shares”), with the per Share price determined at 80% of the average closing price over the last ten business days prior to the Closing Date (as defined in the Agreement). The cash payment and the Shares will be paid and issued to the Seller on or prior to the Closing Date. The Shares are offered in a private transaction and are not registered under the Securities Act of 1933 (the “Act”), relying on the exemption provided by Regulation S under the Act, which pertains to offerings made outside the United States. Upon the closing of the Acquisition, Edward will become a wholly-owned subsidiary of the Corporation. The Agreement contains customary covenants, customary closing conditions, and other obligations and rights of the parties.

On January 29, 2024, the Corporation entered into an amendment (the “Amendment”) of the Agreement with Edward and the Seller, modifying the per share price of the Share Consideration from the average closing price over the last ten business days prior to the Closing Date to the average closing price over the last ten business days prior to the execution date of the Agreement.

The foregoing description of the Agreement and Amendment do not purport to be complete and is qualified in its entirety be reference to the full text of the Agreement and the Amendment, which are filed herewith as Exhibit 10.1 and 10.2 and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 8.01 Other Events.

On January 30, 2024, the Company issued a press release to announce the entry into the Agreement and the Amendement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Stock Purchase Agreement dated January 24, 2024 by and among the Company, Edward, and the Seller
10.2	Amendment No.1 to Stock Purchase Agreement dated January 29, 2024 by and among the Company, Edward, and the Seller
99.1	Press Release dated January 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2024

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors